UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2013 (November 5, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, the Company’s Compensation Committee approved an amendment (the “Amendment”) to the Employment Agreement between and Sprint Nextel Corporation, now known as Sprint Communications, Inc. and Joseph J. Euteneuer, the Company’s Chief Financial Officer, dated December 20, 2010 and amended on November 20, 2012 (the “Agreement”).

The Amendment provides for modifications to Schedule A of the Agreement, relating to the relocation benefits provided to Mr. Euteneuer as follows:

(a)	the period to receive his approved relocation benefits is extended to November 5, 2014; and

(b)	certain benefits will be eligible for tax assistance.

In all other respects, the Agreement remains the same.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated November 11, 2013, between Joseph J. Euteneuer and Sprint Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	Sprint Corporation
By: /s/ Timothy P. O’Grady Timothy P. O’Grady, Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated November 11, 2013, between Joseph J. Euteneuer and Sprint Communications, Inc.